Exhibit 32.1
                           Certification of President

  Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code


     I, Gary L. Martin, President of Capital Southwest Corporation, certify that, to my knowledge:

     1. the Form 10-K/A, filed with the Securities and Exchange Commission on January 9, 2008 ("accompanied report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.


Date: January 9, 2008                  By:  /s/ Gary L. Martin
     ----------------                       -------------------------
                                            Gary L. Martin, President